Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0201230

(I.R.S. Employer

Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

OKLAHOMA GAS AND ELECTRIC COMPANY.

(Exact name of obligor as specified in its charter)

Oklahoma	73-0382390
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification No.)

321 North Harvey

Oklahoma City, Oklahoma	73101
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.                    General Information

(a)                   Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

(b)                   The Trustee is authorized to exercise corporate trust powers.

Item 2.                    Affiliations with obligor. The Obligor is not affiliated with the Trustee.

Item 3.                    Voting securities of the Trustee.

NOT APPLICABLE.

Item 4.                    Trusteeships under other indentures.

NOT APPLICABLE

Item 5.                    Interlocking directorates and similar relationships with the obligor or underwriters.

NOT APPLICABLE

Item 6.                    Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.                    Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.                    Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.                    Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.                  Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.                  Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.                  Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.                  Defaults of the Obligor.

NOT APPLICABLE

Item 14.                  Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.                  Foreign Trustee.

NOT APPLICABLE

Item 16.                  List of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.             Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.             Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association.  (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.             Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association.  (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.             Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.             N/A

6.             Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.             Report of Condition of the Trustee as of 12/31/04.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 23rd day of August, 2005.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/
Frank C. Bramwell, Senior Vice President

Date: August 23, 2005

T-1 EXHIBIT 7

UMB Bank, National Association 1010 GRAND BOULEVARD KANSAS CITY , MO 64106 FDIC Certificate Number: 8273 Web Address: http://WWW.UMB.COM	FFIEC 041 Consolidated Report of Condition for December 31, 2004

The web address is as provided by the institution. Please contact the institution directly with any questions regarding the data or the web address.

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Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC — Balance Sheet

Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin(1)	RCON 0081	502,466
b. Interest-bearing balances(2)	RCON 0071	1,734
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON 1754	136,989
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON 1773	2,921,353
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	RCON B987	3,870
b. Securities purchased under agreements to resell(3)	RCON B989	293,599
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCON 5369	2,451
b. Loans and leases, net of unearned income	RCON B528	2,440,638
c. LESS: Allowance for loan and lease losses	RCON 3123	36,822
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCON B529	2,403,816
5. Trading assets (from Schedule RC-D)	RCON 3545	60,221
6. Premises and fixed assets (including capitalized leases)	RCON 2145	189,044
7. Other real estate owned (from Schedule RC-M)	RCON 2150	0
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCON 2130	0
9. Customers’ liability to this bank on acceptances outstanding	RCON 2155	309
10. Intangible assets:
a. Goodwill	RCON 3163	33,041
b. Other intangible assets (from Schedule RC-M)	RCON 0426	4,809
11. Other assets (from Schedule RC-F)	RCON 2160	74,058
12. Total assets (sum of items 1 through 11)	RCON 2170	6,627,760

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON 2200	4,618,148
(1) Noninterest-bearing(4)	RCON 6631	1,185,834
(2) Interest-bearing	RCON 6636	3,432,314
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased(5)	RCON B993	139,246
b. Securities sold under agreements to repurchase(6)	RCON B995	1,257,731
15. Trading liabilities (from Schedule RC-D)	RCON 3548	0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON 3190	42,315
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	RCON 2920	309
19. Subordinated notes and debentures(7)	RCON 3200	0
20. Other liabilities (from Schedule RC-G)	RCON 2930	25,145
21. Total liabilities (sum of items 13 through 20)	RCON 2948	6,082,894
22. Minority interest in consolidated subsidiaries	RCON 3000	0
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	RCON 3838	0
24. Common stock	RCON 3230	20,000
25. Surplus (exclude all surplus related to preferred stock)	RCON 3839	175,893
26. a. Retained earnings	RCON 3632	356,916
b. Accumulated other comprehensive income(8)	RCON B530	-7,943
27. Other equity capital components(9)	RCON A130	0
28. Total equity capital (sum of items 23 through 27)	RCON 3210	544,866
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	RCON 3300	6,627,760

Memorandum

To be reported with the March Report of Condition.

Number

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003

RCON 6724	N/A

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =

Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.
(4)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6)	Includes all securities repurchase agreements, regardless of maturity.
(7)	Includes limited-life preferred stock and related surplus.
(8)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(9)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.